NORTHERN FUNDS

                                   FORM N-SAR

                               File No. 811-08236

                        Fiscal Year Ended March 31, 2004

Exhibit
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EX-99.77B: Accountant's report on internal control

                         Report of Independent Auditors

To the Board of Trustees and Shareholders of Northern Funds:

In planning and performing our audits of the financial statements of Northern Funds, as listed in Appendix A (collectively, the "Funds"), for the year ended March 31, 2004 (on which we have issued our reports dated May 13, 2004), we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Funds' internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Funds' internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Funds' internal control and their operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2004.

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This report is intended solely for the information and use of management, the board of trustees and shareholders of Northern Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/S/ DELOITTE & TOUCHE LLP
Chicago, Illinois
May 13, 2004

                                   APPENDIX A

                      Northern Funds
                      California Municipal Money Market Fund
                      Money Market Fund
                      Municipal Money Market Fund
                      U.S. Government Money Market Fund
                      U.S. Government Select Money Market Fund
                      Arizona Tax-Exempt Fund
                      California Intermediate Tax-Exempt Fund
                      California Tax-Exempt Fund
                      Fixed Income Fund
                      Florida Intermediate Tax-Exempt Fund
                      High Yield Fixed Income Fund
                      High Yield Municipal Fund
                      Intermediate Tax-Exempt Fund
                      Global Fixed Income Fund
                      Short-Intermediate U.S. Government Fund
                      Tax-Exempt Fund
                      U.S. Government Fund
                      Growth Equity Fund
                      Growth Opportunities Fund
                      Income Equity Fund
                      International Growth Equity Fund
                      Large Cap Value Fund
                      Mid Cap Growth Fund
                      Select Equity Fund
                      Small Cap Value Fund
                      Small Cap Growth Fund
                      Small Cap Index Fund
                      Stock Index Fund
                      Technology Fund
                      Value Fund